EXHIBIT 99.1

Brian Norris	Lori Webber
Investor Relations	Public Relations
MatrixOne, Inc.	MatrixOne, Inc.
978-589-4040	978-589-4003
brian.norris@matrixone.com	lori.webber@matrixone.com

MatrixOne, Inc. Reports Fourth Quarter Profit

— Company Exceeds First Call Estimates for Revenues and Earnings —

Westford, Mass. – July 29, 2004 — MatrixOne, Inc. (NASDAQ: MONE), a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain™, today announced results for its fourth quarter and fiscal year ended July 3, 2004.

For the fourth quarter ended July 3, 2004, total revenues were $30.0 million, compared to $26.3 million in the same period last year. For the fourth quarter, net income was $0.4 million, or $0.01 per share, compared to a net loss of $3.7 million, or $0.08 per share, in the same period last year. For the fourth quarter ended July 3, 2004, pro forma net income1, which excludes restructuring charges, was $0.3 million, or $0.01 per share, compared to a pro forma net loss1, which excludes stock-based compensation and restructuring charges, of $3.3 million, or $0.07 per share, in the same period last year.

For the fiscal year ended July 3, 2004, total revenues were $109.1 million, compared to $109.4 million in the prior fiscal year. For the fiscal year ended July 3, 2004, net loss was $16.2 million, or $0.33 per share, compared to a net loss of $24.5 million, or $0.52 per share, in the prior fiscal year. For the fiscal year ended July 3, 2004, pro forma net loss1, which excludes stock-based compensation, restructuring charges and asset impairment and disposal charges, was $12.2 million, or $0.25 per share, compared to a pro forma net loss1, which excludes stock-based compensation and restructuring charges, of $17.9 million, or $0.38 per share, in the prior fiscal year.

“We are very pleased to report that as a result of solid revenue growth and continued cost controls, we were able to achieve profitability and return the Company to positive cash flow in the fourth quarter. We are equally excited by the growing strength and adoption of our solutions as reflected in the fourth quarter with key strategic customer wins at leading global innovators such as NCR, Nortel Networks and Texas Instruments,” said Mark F. O’Connell, President and Chief Executive Officer of MatrixOne. “We look forward to building on this progress in our new fiscal year, as we focus on extending our leadership position in the PLM market and continuing our commitment to profitable growth.”

The following milestones were completed or announced since MatrixOne’s third quarter earnings release on April 28, 2004:

•	During the fourth quarter, MatrixOne recognized revenue from a number of the world’s most innovative companies, including Alcatel Shanghai Bell, a global communications solutions provider; American Standard Companies Inc., a global manufacturer of air conditioning systems and services, bath and kitchen products, and vehicle control systems; Boeing Australia, Ltd., a wholly-owned subsidiary of The Boeing Company and a high technology aerospace enterprise specializing in design, installation and support of key defense and commercial systems and the development and application of complex systems support and defense communications solutions; Grupo Bocar, a Mexico-based tier one supplier of aluminum die casting and plastic injection molding components to the global automotive industry; NCR Corporation, a leading global technology company helping businesses build stronger relationships with their customers; Nortel Networks, an industry leader and innovator focused on transforming how the world communicates and exchanges information; Raytheon Australia Pty Ltd, a mission systems integrator in sea, land, air and office environments; and Texas Instruments, the world leader in digital signal processing and analog technologies, the semiconductor engines of the Internet age.

•	MatrixOne entered into a definitive agreement to acquire privately-held Synchronicity Software, Inc., in a transaction expected to close on August 4, 2004. Synchronicity, a Massachusetts-based company, is a leading provider of electronic design management, team collaboration and intellectual property reuse solutions for the global electronics industry. With the acquisition, MatrixOne is expected to add approximately 120

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electronics industry customers, compelling new solutions for semiconductor and electronics design management, and significant domain expertise in the electronics industry. Synchronicity customers include Cypress Semiconductor, Fujitsu, Hitachi, Infineon Technologies, Intel, LSI Logic, Micron, Motorola, NEC Corporation, Nortel Networks, ON Semiconductor, Philips Semiconductor, STMicroelectronics, PMC-Sierra, Qualcomm and Toshiba Corporation.

•	MatrixOne demonstrated the strength of its leadership position in the global electronics market at the 41st Annual Design Automation Conference (DAC) which was held June 6-9 in San Diego, California. Members of the MatrixOne management team presented at the Synchronicity Customer Advisory Board and trade booth to highlight the acquisition of Synchronicity by MatrixOne and the power of their combined solutions for electronics designers across a variety of industrial markets. In addition, MatrixOne solutions were showcased in the Intel booth as part of the recently introduced Mobile Engineering Platform which leverages key technologies from MatrixOne, Intel, IBM and Cadence Design Systems. Finally, members of the management teams of MatrixOne and Cadence hosted customer meetings and demonstrations to preview the Cadence Allegro Design Workbench, a new family of products based on advanced MatrixOne technology.

Company to Host Live Conference Call and Webcast

The Company’s management team will host a live conference call and webcast at 5:30 p.m. eastern time today to discuss the Company’s financial results for the fourth quarter and fiscal year ended July 3, 2004 and management’s forward-looking guidance. The conference call may be accessed in the United States by dialing (888) 428-4480 and using passcode “MONE”. The conference call may be accessed outside of the United States by dialing (651) 291-5254 and using passcode “MONE”. The webcast, along with the earnings press release and accompanying financial and operating statistics, will be accessible from the Company’s website at www.matrixone.com/investor.

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[1]	The Company uses the financial measure “pro forma net income (loss)” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of pro forma net income (loss) is not meant to be a substitute for “net income (loss)” presented in accordance with GAAP but rather should be evaluated in conjunction with net income (loss). The Company’s management believes that the presentation of pro forma net income (loss) provides useful information to investors because this financial measure excludes stock-based compensation, which is a non-cash charge, restructuring charges and asset impairment and disposal charges, which are charges relating to an unusual event. For the fiscal year ended July 3, 2004, pro forma net loss excludes stock-based compensation, restructuring charges and asset impairment and disposal charges, and for the three months ended July 3, 2004, pro forma net income excludes restructuring charges. For the three month period and fiscal year ended June 28, 2003, pro forma net loss excludes stock-based compensation and restructuring charges. Management does not consider stock-based compensation, restructuring charges and asset impairment and disposal charges to be part of the Company’s on-going operations or meaningful in evaluating the Company’s past financial performance or future prospects. In addition, pro forma net income (loss) is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Stock-based compensation represents the difference between the stock option exercise price and the deemed fair value of the Company’s common stock on the date of grant and relates only to the grant of certain stock options to employees during fiscal 2000 and 1999, which do not require cash settlement. Restructuring charges and asset impairment and disposal charges are material costs that were incurred relating to an unusual event to align the Company’s operations and cost structure with market conditions. The Company’s definition of pro forma net income (loss) may differ from similar measures used by other companies.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE) is a recognized leader in delivering collaborative Product Lifecycle Management (PLM) solutions. We provide flexible solutions that unleash the creative power of global value chains to inspire innovations and speed them to market. MatrixOne’s customers include global leaders in the aerospace and defense, automotive, consumer products, high technology, life sciences, machinery, and the process industries, including Agilent Technologies, General Electric, Honda, Johnson Controls, Philips, Procter & Gamble, Siemens, and Toshiba. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts with locations throughout North America, Europe, and Asia/Pacific.

MatrixOne, the MatrixOne logo and eMatrix are registered trademarks, and “a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain” and Matrix10 are trademarks of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Such statements may relate, among other things, to the acquisition of Synchronicity, the advantages and novelty of any combined MatrixOne and Synchronicity products and solutions, the benefits to and expected results of customers from such combined solutions, the ability of the combined entity to address and satisfy new markets, the ability of the combined entity to address or solve customer requirements and issues, the effects and integration of the Synchronicity acquisition, expected synergies, expected growth of the customer base and market opportunities, our ability to take advantage of market opportunities and our position in the market, our growth prospects, our plans, objectives, and expected financial and operating results, the long-term growth prospects of the PLM market and our position in the market, or the benefits of our products to be realized by our customers. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, or intend. The risks and uncertainties that may affect forward-looking statements include, among others: risks related to our ability to successfully consummate the acquisition of Synchronicity; difficulties integrating the operations of Synchronicity if the acquisition is completed; the inability to achieve expected synergies; growth of the customer base or market opportunities; difficulties providing combined solutions that meet the needs of customers; the effectiveness of our cost reduction programs; our history of losses and our ability to achieve or maintain profitability; the weak worldwide economy; the market may not accept our products; our sales cycle is lengthy and variable; we may be unable to develop new products and services that keep pace with technology; we may be unable to develop and maintain successful relationships with systems integrators and complementary technology vendors; our international operations are subject to additional business risks; future acquisitions may adversely affect our operations and financial results; and increased competition may have an adverse effect on pricing, revenues, gross margins and our customer base. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports and registration statements filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 28, 2003 and our Quarterly Report on Form 10-Q for the three and nine month periods ended April 3, 2004.

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MATRIXONE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	July 3, 2004	June 28, 2003	July 3, 2004	June 28, 2003
Revenues:
Software license	$11,465	$9,125	$37,983	$41,079
Service	18,550	17,140	71,100	68,329

Total revenues	30,015	26,265	109,083	109,408

Cost of Revenues:
Software license	1,225	1,644	6,290	5,422
Service	11,882	11,131	46,760	46,539

Total cost of revenues	13,107	12,775	53,050	51,961

Gross Profit	16,908	13,490	56,033	57,447

Operating Expenses:
Selling and marketing	8,722	8,922	36,951	41,589
Research and development	5,857	5,846	22,889	25,049
General and administrative	2,427	2,291	9,621	10,452
Stock-based compensation	—	718	567	3,195
Restructuring charges	(133)	(377)	1,751	3,423
Asset impairment and disposal charges	—	—	1,680	—

Total operating expenses	16,873	17,400	73,459	83,708

Income (Loss) from Operations	35	(3,910)	(17,426)	(26,261)
Other Income, Net	443	365	1,399	1,922

Income (Loss) Before Income Taxes	478	(3,545)	(16,027)	(24,339)
Provision for Income Taxes	37	141	182	141

Net Income (Loss)	$441	$(3,686)	$(16,209)	$(24,480)

Basic Net Income (Loss) Per Share	$0.01	$(0.08)	$(0.33)	$(0.52)

Diluted Net Income (Loss) Per Share	$0.01	$(0.08)	$(0.33)	$(0.52)

Shares Used in Computing Basic Net Income (Loss) per Share	48,596	47,750	48,411	47,489

Shares Used in Computing Diluted Net Income (Loss) per Share	51,445	47,750	48,411	47,489

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Reconciliation of Pro Forma Net Income (Loss)[1]:
Net Income (Loss)	$441	$(3,686)	$(16,209)	$(24,480)
Adjustments:
Stock-based compensation	—	718	567	3,195
Restructuring charges	(133)	(377)	1,751	3,423
Asset impairment and disposal charges	—	—	1,680	—

Pro Forma Net Income (Loss)[1]	$308	$(3,345)	$(12,211)	$(17,862)

Pro Forma Basic Net Income (Loss) Per Share	$0.01	$(0.07)	$(0.25)	$(0.38)

Pro Forma Diluted Net Income (Loss) Per Share	$0.01	$(0.07)	$(0.25)	$(0.38)

Shares Used in Computing Pro Forma Basic Net Income (Loss) Per Share	48,596	47,750	48,411	47,489

Shares Used in Computing Pro Forma Diluted Net Income (Loss) Per Share	51,445	47,750	48,411	47,489

[1]	The Company uses the financial measure “pro forma net income (loss)” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of pro forma net income (loss) is not meant to be a substitute for “net income (loss)” presented in accordance with GAAP but rather should be evaluated in conjunction with net income (loss). The Company’s management believes that the presentation of pro forma net income (loss) provides useful information to investors because this financial measure excludes stock-based compensation, which is a non-cash charge, restructuring charges and asset impairment and disposal charges, which are charges relating to an unusual event. For the fiscal year ended July 3, 2004, pro forma net loss excludes stock-based compensation, restructuring charges and asset impairment and disposal charges, and for the three months ended July 3, 2004, pro forma net income excludes restructuring charges. For the three month period and fiscal year ended June 28, 2003, pro forma net loss excludes stock-based compensation and restructuring charges. Management does not consider stock-based compensation, restructuring charges and asset impairment and disposal charges to be part of the Company’s on-going operations or meaningful in evaluating the Company’s past financial performance or future prospects. In addition, pro forma net income (loss) is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Stock-based compensation represents the difference between the stock option exercise price and the deemed fair value of the Company’s common stock on the date of grant and relates only to the grant of certain stock options to employees during fiscal 2000 and 1999, which do not require cash settlement. Restructuring charges and asset impairment and disposal charges are material costs that were incurred relating to an unusual event to align the Company’s operations and cost structure with market conditions. The Company’s definition of pro forma net income (loss) may differ from similar measures used by other companies.

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MATRIXONE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	July 3, 2004	June 28, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$118,414	$127,665
Accounts receivable, net	25,274	19,544
Prepaid expenses and other current assets	4,326	7,197

Total current assets	148,014	154,406
Property and Equipment, Net	7,053	11,911
Other Assets	2,078	2,367

	$157,145	$168,684

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,561	$6,187
Accrued expenses	15,666	15,202
Deferred revenues	20,039	17,910

Total current liabilities	40,266	39,299

Stockholders’ Equity:
Common stock	487	479
Additional paid-in capital	213,152	211,098
Deferred stock-based consideration	—	(567)
Accumulated deficit	(99,374)	(83,165)
Accumulated other comprehensive income	2,614	1,540

Total stockholders’ equity	116,879	129,385

	$157,145	$168,684

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